Exhibit 99.3

SYNNEX Corporation
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of SYNNEX Corporation ("the Company") and Business Process Outsourcing Services, inclusive of International Business Machines Corporation's ("IBM") Customer Relationship Management and Insurance Outsourcing Businesses ("IBM CRM") after giving effect to the Company's acquisition of IBM CRM (the "Acquisition"), the issuance of our common stock and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The Company acquired the IBM CRM business for a preliminary purchase price of $503.1 million. The initial closing of the Acquisition was completed on January 31, 2014. The subsequent closings are probable and expected to occur in the second fiscal quarter of 2014 upon receipt of regulatory approvals and completion of administrative and corporate set up arrangements. These unaudited pro forma condensed combined financial statements have been prepared using the results of IBM CRM countries included in both the initial closing and those to be included in subsequent closings. The countries included in the initial closing represent approximately 80% of the preliminary valuation of the IBM CRM business on the Acquisition date.
The unaudited pro forma condensed combined balance sheet as of November 30, 2013 is presented as if the Acquisition and the issuance of the Company's common stock to IBM had occurred on November 30, 2013. The unaudited pro forma condensed combined balance sheet combines the Company’s balance sheet as of November 30, 2013 with the IBM CRM balance sheet as of September 30, 2013.
The unaudited pro forma condensed combined statements of operations and comprehensive income for the year ended November 30, 2013, are presented as if the Acquisition had occurred on December 1, 2012. The unaudited condensed combined statements of operations and comprehensive income for the year ended November 30, 2013 includes the year ended November 30, 2013 for the Company and the twelve months ended September 30, 2013 for IBM CRM. The purchase price allocation used in the unaudited pro forma condensed combined financial statements is preliminary and subject to change during the measurement period (up to one year from the acquisition date). These preliminary estimates and assumptions are subject to change upon the completion of subsequent closings and receipt of the net tangible assets of those countries as of those dates and as the Company finalizes the valuation of the intangible and net tangible assets acquired. Furthermore, any changes to the net tangible assets acquired will result in a corresponding increase or decrease in the final purchase price paid by the Company.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the Acquisition, the borrowings drawdown and the stock issuance been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined entity.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K, IBM CRM's audited combined financial statements as of December 31, 2012 and for the year then ended, which are incorporated herein as Exhibit 99.1 and IBM CRM's unaudited condensed combined financial statements as of September 30, 2013 and for the nine months then ended, which are incorporated herein as Exhibit 99.2.

SYNNEX Corporation
Unaudited Pro Forma Condensed Combined Balance Sheets
(currency in millions)

	Historical
	November 30, 2013	September 30, 2013
	SYNNEX Corporation	IBM CRM	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$151.6	$—	$(15.0)	(A)	$136.6
Short-term investments	15.1	—	—		15.1
Accounts receivable, net	1,593.3	141.5	—		1,734.8
Inventories	1,095.1	—	—		1,095.1
Current deferred tax assets	22.0	15.8	(18.9)	(B)	18.9
Other current assets	54.5	44.1	(5.0)	(C), (D)	93.6
Total current assets	2,931.6	201.4	(38.9)		3,094.1
Property and equipment, net	133.2	21.3	—		154.5
Goodwill	188.5	99.5	145.4	(E)	433.4
Intangible assets, net	23.8	1.7	247.5	(F)	273.0
Deferred tax assets	7.9	0.8	(8.7)	(B)	—
Other assets	40.7	84.5	(42.8)	(C), (D)	82.4
Total assets	$3,325.7	$409.2	$302.5		$4,037.4
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$252.5	$—	$158.4	(G)	$410.9
Accounts payable	1,354.0	31.1			1,385.1
Accrued and other liabilities	181.3	44.6	128.3	(B),(H), (I), (J)	354.2
Compensation and benefits	—	47.8	(47.8)	(H)	—
Deferred income	—	41.4	(41.4)	(H)	—
Income taxes payable	1.6	2.8	—		4.4
Total current liabilities	1,789.4	167.7	197.5		2,154.6
Long-term borrowings	65.4	—	216.6	(G)	282.0
Long-term liabilities	56.4	24.5	19.6	(H), (I)	100.5
Deferred income	—	28.2	(28.2)	(H)	—
Compensation and benefits	—	2.3	(2.3)	(H)	—
Deferred tax liabilities	3.0	—	12.7	(B), (H)	15.7
Total liabilities	1,914.2	222.7	415.9		2,552.8
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	—	—	—		—
Additional paid-in capital	286.3	192.4	(119.3)	(K)	359.4
Treasury stock	(27.5)	—	—		(27.5)
Accumulated other comprehensive income	19.2	(5.9)	5.9	(K)	19.2
Retained earnings	1,133.1	—	—		1,133.1
Total stockholders’ equity	1,411.1	186.5	(113.4)		1,484.2
Noncontrolling interest	0.4	—	—		0.4
Total equity	1,411.5	186.5	(113.4)		1,484.6
Total liabilities and equity	$3,325.7	$409.2	$302.5		$4,037.4

SYNNEX Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
(currency and share amounts in millions, except for per share amounts)

	Historical
	Year Ended
	November 30, 2013	September 30, 2013
	SYNNEX Corporation	IBM CRM	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenue	$10,845.2	$1,262.1	$—		$12,107.3
Cost of revenue	(10,190.2)	(965.2)	254.4	(F), (H), (L)	(10,901.0)
Gross profit	655.0	296.9	254.4		1,206.3
Selling, general and administrative expenses	(414.1)	(187.4)	(317.4)	(F), (H), (L), (M), (N)	(918.9)
Research, development and engineering	—	(6.3)	—		(6.3)
Income before non-operating items, income taxes and noncontrolling interest	240.9	103.2	(63.0)		281.1
Interest expense and finance charges, net	(17.1)	—	(6.0)	(O)	(23.1)
Other income (expense), net	14.3	(5.4)	—		8.9
Income before income taxes and noncontrolling interest	238.1	97.8	(69.0)		266.9
(Provision for) benefit from income taxes	(85.7)	(34.8)	18.0	(P)	(102.5)
Net income	152.4	63.0	(51.0)		164.4
Net income attributable to noncontrolling interest	(0.1)	—	—		(0.1)
Net income attributable to SYNNEX Corporation	$152.3	$63.0	$(51.0)		$164.3
Earnings per share attributable to SYNNEX Corporation (see Note 4):
Basic	$4.13				$4.30
Diluted	$3.06				$3.27
Weighted-average common shares outstanding:
Basic	36.9		1.3		38.2
Diluted	37.8		1.3		39.1

SYNNEX Corporation
Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income
(currency in millions)

	Historical
	Year Ended
	November 30, 2013	September 30, 2013
	SYNNEX Corporation	IBM CRM	Pro Forma Adjustments	Pro Forma Combined
Net income	$152.3	$63.0	$(51.0)	$164.3
Other comprehensive income:
Unrealized gain on available for sale securities, net of $0 tax	0.4	—	—	$0.4
Foreign currency translation adjustment, net of $0.9 tax	(16.4)	(5.3)	—	$(21.7)
Change in unrecognized pension and post-retirement benefit costs, net of $0 tax	(0.3)	(0.2)	—	$(0.5)
Total other comprehensive income (loss)	(16.3)	(5.5)	—	$(21.8)

Comprehensive income:	136.0	57.5	(51.0)	$142.5
Comprehensive income attributable to noncontrolling interest	(0.1)	—	—	$(0.1)
Comprehensive income attributable to SYNNEX Corporation	$135.9	$57.5	$(51.0)	$142.4

SYNNEX Corporation
Notes to Unaudited Pro Forma Combined Financial Statements
(currency and share amounts in millions, except for par value)

1. BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma condensed combined balance sheet as of November 30, 2013, and the unaudited pro forma condensed combined statements of operations and comprehensive income for the year ended November 30, 2013, are based on the historical financial statements of SYNNEX Corporation ("the Company") and Business Process Outsourcing Services, inclusive of International Business Machines Corporation's ("IBM") Customer Relationship Management and Insurance Outsourcing Businesses ("IBM CRM") after giving effect to the Company’s acquisition of IBM CRM (the "Acquisition"), the issuance of our common stock and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The Company acquired the IBM CRM business for a preliminary purchase price of $503.1. The initial closing of the Acquisition was completed on January 31, 2014. The subsequent closings are probable and expected to occur in the second fiscal quarter of 2014 upon receipt of regulatory approvals and completion of administrative and corporate set up arrangements. These unaudited pro forma condensed combined financial statements have been prepared using the results of IBM CRM countries included in both the initial closing and those to be included in subsequent closings. The countries included in the initial closing represent approximately 80% of the preliminary valuation of the IBM CRM business on the Acquisition date.
The Company accounts for business combinations in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations. The Company recognizes the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values on the Acquisition date. These estimated fair values are preliminary and subject to change upon the completion of subsequent closings and receipt of the net tangible assets of those countries as of those dates and as the Company finalizes the valuation of the intangible and net tangible assets acquired. Goodwill as of the Acquisition date is measured as the excess of purchase consideration over the fair value of the net tangible assets and identifiable intangible assets acquired. The Company expects to finalize its valuation of the assets acquired and liabilities assumed as soon as practicable, but no later than one year from the Acquisition date.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the Company's consolidated results of operations or financial position that would have been reported had the Acquisition and the issuance of stock been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that may result from the Acquisition.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K, IBM CRM's audited combined financial statements as of December 31, 2012 and for the year then ended, which are included herein as Exhibit 99.1 and IBM CRM's unaudited condensed combined financial statements as of September 30, 2013 and for the nine months then ended, which are included herein as Exhibit 99.2.
Accounting Periods Presented
For the purpose of preparing the unaudited pro forma condensed combined financial statements, the historical financial statement results of IBM CRM have been aligned to more closely conform to the Company's November 30 fiscal year end. IBM CRM's fiscal year end is December 31.
The unaudited pro forma condensed combined balance sheet as of November 30, 2013 is presented as if the Acquisition and issuance of the Company's common stock to IBM had occurred on November 30, 2013 and combines the historical balance sheet of the Company at November 30, 2013 and the historical balance sheet of IBM CRM at September 30, 2013.
The unaudited pro forma condensed combined statements of operations and comprehensive income of the Company and IBM CRM for the year ended November 30, 2013 combines the historical results of the Company for the year ended November 30, 2013 and the historical results of IBM CRM for the twelve months ended September 30, 2013. The historical results of IBM CRM for the twelve months ended September 30, 2013 were derived by taking the historical results of operations of IBM CRM for the year ended December 31, 2012, subtracting IBM CRM’s historical results of operations for the nine months ended September 30, 2012 and adding IBM CRM’s historical results of operations for the nine months ended September 30, 2013.

SYNNEX Corporation
Notes to Unaudited Pro Forma Combined Financial Statements
(currency and share amounts in millions, except for par value)

2. ACQUISITION OF IBM CRM
On January 31, 2014, the Company completed the initial closing of the Acquisition. This Acquisition, among other things, expands our portfolio and delivery capabilities, extends our geographic reach and adds to our blue chip client base. IBM CRM has been integrated into our Concentrix segment.
Preliminary Purchase Price
The Acquisition has been accounted for as a business combination. Assets acquired and liabilities assumed were recorded at their preliminary fair values as of January 31, 2014. The total preliminary purchase price is comprised of:

Cash (see adjustment (A) of Note 3)	$390.0
Common stock issued	71.1
Cash consideration payable	40.0
Preliminary fair value of assumed equity awards allocated to purchase consideration	2.0
Total preliminary purchase price	$503.1
The Company issued 1.3 shares of its common stock to IBM, $0.001 par value per share, at a fair value of $71.1 based on the closing price of the Company's common stock on the New York Stock Exchange Composite Transactions Tape as of the date of the Acquisition. The Company will pay the remaining $40 to IBM upon completion of the subsequent closings.
Fair Value Estimate of Restricted Stock-Based Awards Assumed
The Company assumed unvested restricted IBM stock-based awards with a preliminary estimated fair value of $10.1 on the Acquisition date. The Company exchanged the Acquisition date fair value of unvested restricted IBM stock awards of employees with the Company's equity-based awards or cash settled with deferred payouts. The fair value of the replaced IBM awards was based on the market value of the Company’s common stock on the Acquisition date.The fair value of the cash settled awards was based on IBM’s stock price on the Acquisition date, adjusted for the exclusion of dividend equivalents. Of the total preliminary value of the stock awards, a portion relating to the pre-combination service period was preliminarily allocated to the purchase consideration and the remainder of the preliminary estimated fair value will be expensed over the remaining service periods on a straight-line basis.
Preliminary purchase price allocation
The total preliminary purchase price paid has been allocated between the Acquisition of IBM CRM and a separate element representing IBM initiated prepaid compensation plans. Of the total $16.3 prepaid amount, $13.0 is recorded in other current assets and $3.3 in other assets and will be expensed to selling, general and administrative expenses over the service period.
The portion of the preliminary purchase price for the Acquisition was allocated to the net tangible and intangible assets based on their preliminary fair values as of January 31, 2014. The excess of the purchase price over the preliminary net tangible assets and preliminary intangible assets was recorded as goodwill. The goodwill balance is attributed to the assembled workforce and expanded market opportunities due to the expanded service portfolio delivery capabilities and geographic reach from the Acquisition. The preliminary allocation of the purchase price was based upon a preliminary valuation and the Company's estimates and assumptions are subject to change within the measurement period (up to one year from the Acquisition date). The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the value of tangible assets to be acquired from subsequent closings at the dates of those closings, fair values of certain tangible assets and liabilities assumed, the valuation of intangible assets acquired, income and non-income based taxes and residual goodwill. The Company expects to continue to obtain information for the purpose of determining the fair value of the net assets acquired at the Acquisition date during the measurement period and the amount of goodwill that will be deductible for tax purposes.

SYNNEX Corporation
Notes to Unaudited Pro Forma Combined Financial Statements
(currency and share amounts in millions, except for par value)

The total preliminary purchase price has been allocated as follows:

Accounts receivable	$24.8
Other current assets	23.1
Property and equipment	37.0
Goodwill	226.7
Intangible assets	249.2
Other assets	26.1
Accounts payable	(20.3)
Accrued and other liabilities, current	(25.0)
Long-term liabilities	(22.1)
Deferred tax liabilities, noncurrent	(16.4)
Total preliminary purchase price	$503.1
Preliminary goodwill above includes the value of net tangible assets of subsequently closing countries that will be allocated to specific tangible assets and liabilities upon the close of those countries and receipt of the details of their net tangible assets.
Preliminary valuation of intangible assets acquired
The following table sets forth the components of identifiable intangible assets acquired and their preliminary estimated useful lives as of the date of the Acquisition.

		Useful lives
Customer relationships	$237.0	10 years
Technology	7.2	3-10 years
Trade names	5.0	5-10 years
Total intangible assets identified	$249.2
3. PRO FORMA ADJUSTMENTS
The following pro forma adjustments are included in our unaudited pro forma condensed combined financial statements:
(A) To record the following adjustments to cash and cash equivalents:

To record net cash proceeds from borrowings (see adjustment (G) below)	$375.0
To record cash paid for IBM CRM (see Note 2)	(390.0)
Total adjustments to cash and cash equivalents	$(15.0)
(B) To record preliminary tax adjustments related to the Acquisition:

Net decrease in deferred tax assets, current	$(18.9)
Net decrease in deferred tax assets, noncurrent	(8.7)
Net increase in deferred tax liabilities, current (1)	1.3
Net increase in deferred tax liabilities, noncurrent	3.3
Net decrease in deferred tax assets	$(23.0)
(1) Recorded in accrued and other liabilities.
The preliminary net decrease in deferred tax assets is primarily attributable to deferred tax liabilities associated with the intangible assets acquired.

SYNNEX Corporation
Notes to Unaudited Pro Forma Combined Financial Statements
(currency and share amounts in millions, except for par value)

(C) To record the differences between the preliminary fair values and the historical carrying amounts of IBM CRM’s deferred costs. These balances provided a benefit which was expected to be realized over more than one accounting period. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the book balances of IBM CRM as of September 30, 2013 and do not reflect the actual fair value adjustments that were recorded as of January 31, 2014 (the date of the Acquisition).

	IBM CRM historical amounts	Preliminary fair values	Decrease
Deferred costs, current (in other current assets)	$28.6	$10.6	$(18.0)
Deferred costs, noncurrent (in other assets)	73.1	27.0	(46.1)
Total deferred costs	$101.7	$37.6	$(64.1)
(D) To record employee compensation prepayments ($13.0 included in other current assets and $3.3 included in other assets) in connection with the Acquisition.
(E) To eliminate IBM CRM's historical goodwill and record the preliminary estimate of goodwill as a result of the Acquisition. The purchase date was January 31, 2014, however the Acquisition was assumed to occur on November 30, 2013 for purposes of the unaudited pro forma condensed combined balance sheet. Accordingly, the goodwill amount shown in the unaudited pro forma condensed combined balance sheet differs from the goodwill recorded upon the Acquisition as disclosed in the purchase price allocation.

	IBM CRM historical amount	Preliminary estimate	Net adjustment
Goodwill	$99.5	$244.9	145.4
(F) To record the difference between the historical amounts of IBM CRM's intangible assets, net and preliminary fair values of the intangible assets acquired in connection with the Acquisition and associated amortization expenses.

	IBM CRM historical amounts, net	Preliminary fair values	Increase (decrease)	Amortization based upon preliminary fair values	Preliminary weighted average estimated useful life
Customer relationships	$0.1	237.0	$236.9	$56.9	10 years
Technology	—	7.2	7.2	1.6	3-10 years
Trade names	—	5.0	5.0	0.8	5-10 years
Capitalized software	$1.6	$—	$(1.6)	$—
Total intangible assets identified	$1.7	$249.2	$247.5	$59.3
Total IBM CRM historical amortization of intangible assets				$(0.5)
Total increase in amortization of intangible assets				$58.8
Amortization of customer relationships and trade names is recorded in selling, general and administrative expenses. Amortization of technology is recorded in cost of revenue.

SYNNEX Corporation
Notes to Unaudited Pro Forma Combined Financial Statements
(currency and share amounts in millions, except for par value)

The estimated future amortization expense for each of the next five years relating to intangibles assets are:

first year	$51.3
second year	40.7
third year	29.9
fourth year	21.9
fifth year	15.0
thereafter	31.1
$189.9
(G) To record the increase in the Company's US receivables securitization facility by $150 to fund the Acquisition. The Company also drew down $225 on its term loan facility to fund the Acquisition (see adjustment A). $8.4 of the term loan is repayable within a year.
(H) The following reclassifications have been made to the presentation of IBM CRM’s historical financial statements in order to conform to the Company’s presentation:
IBM CRM's compensation and benefits liabilities, current of $47.8 were reclassified as accrued and other liabilities and compensation and benefits liabilities, noncurrent of $2.3 were reclassified as long-term liabilities.
IBM CRM's deferred income, current of $41.4 was reclassified as accrued and other liabilities and deferred income, noncurrent of $28.2 was reclassified as long-term liabilities.
$9.4 of IBM CRM's other liabilities, noncurrent was reclassified as deferred tax liabilities, noncurrent.
$253.7 of IBM CRM’s cost of products and services for the twelve months ended September 30, 2013 was reclassified as selling, general and administrative expenses.
(I) To record the differences between the preliminary fair values and the historical carrying amounts of IBM CRM’s deferred income including the elimination of deferred income balances where no future performance obligation exists. The estimated amounts presented for purposes of the unaudited pro forma condensed combined balance sheet are based upon the deferred income balances of IBM CRM as of September 30, 2013 and do not reflect the actual fair value adjustments that were recorded as of January 31, 2014 (the date of the Acquisition).

	IBM CRM historical amounts	Preliminary fair values	Decrease
Deferred income, current (in accrued and other liabilities)	$41.4	$39.2	$(2.2)
Deferred income, noncurrent (in long-term liabilities)	28.2	26.7	(1.5)
Total deferred income	$69.6	$65.9	$(3.7)
(J) To record cash consideration payable to IBM of $40 to IBM upon subsequent closings.
(K) To record the following adjustments to equity:

To record the issuance of 1.3 shares of common stock, $0.001 par value per share, to IBM to fund the Acquisition	$71.1
To record the preliminary fair values of restricted stock-based awards assumed in connection with the Acquisition	2.0
To eliminate IBM CRM's historical equity	(192.4)
To eliminate the accumulated other comprehensive income of IBM CRM	5.9
Total adjustments to equity	$(113.4)

SYNNEX Corporation
Notes to Unaudited Pro Forma Combined Financial Statements
(currency and share amounts in millions, except for par value)

(L) To record the estimated stock-based compensation expense related to IBM CRM restricted stock-based awards assumed in connection with the Acquisition using the straight-line amortization method over the remaining vesting periods.

	Fiscal Year Ended November 30, 2013
	IBM CRM historical stock-based compensation	Stock-based compensation expense based upon preliminary fair values	Increase (decrease) in stock-based compensation expense
Cost of services	$2.3	$—	$(2.3)
Selling, general and administrative expenses	2.8	3.5	0.7
Total stock-based compensation	$5.1	$3.5	$(1.6)
(M) To reverse nonrecurring acquisition and integration related transaction costs of $6.6 that were incurred by the Company during fiscal 2013.
(N) To record IBM initiated employee compensation expense of $12.4 incurred in conjunction with the Acquisition.
(O) To record interest expense for the year ended November 30, 2013 related to the borrowings used by the Company to fund the Acquisition:

	Borrowings	Effective annual interest rate	Increase in interest expense for the year ended November 30, 2013
Interest expense associated with term loan	$225.0	1.99%	$4.4
Interest expense associated with accounts receivable securitization	150.0	1.04%	1.6
Total increase in interest expense			$6.0
Effect on Net Income of a 1/8% variance in interest rate:

	Net income given a 1/8% decrease in interest rate	Net income assuming no change in interest rate	Net income given a 1/8% increase in interest rate
Annual net income	$164.8	$164.3	$163.8
(P) To record the pro forma income tax impact at the statutory income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and IBM CRM filed consolidated income tax returns during the periods presented.

4. PRO FORMA EARNINGS PER SHARE
The pro forma basic and diluted earnings per share amounts presented in our unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for 1.3 additional shares issued to IBM as if those shares had been issued as of the beginning of the year.
The adjustment for replacement of IBM CRM’s restricted stock-based awards pursuant to the treasury stock method as if those awards had been replaced as they stood at the Acquisition date as of the beginning of the year had no material impact on our weighted average common shares outstanding calculations for the unaudited pro forma condensed combined statements of operations.